UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2015

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall, Minneapolis, Minnesota 55403

(Address of principal executive offices, including zip code)

(612) 304-6073

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 12, 2015, Target Corporation (“Target”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with CVS Pharmacy, Inc. (“CVS”), pursuant to which Target agreed to sell its pharmacy and clinic businesses to CVS for a cash purchase price of $1.887 billion, subject to certain adjustments.  The closing of the transactions contemplated by the Asset Purchase Agreement (the “Closing”) is subject to receipt of regulatory approval and other customary conditions and will occur on the later of receipt of regulatory approval or September 10, 2015.  Either party will be permitted to terminate the Asset Purchase Agreement if the Closing has not occurred on or before March 15, 2016 (or September 15, 2016 (the “Outside Date”), solely in the event that, as of March 15, 2016, all conditions other than regulatory approval have been satisfied or waived).  If the Asset Purchase Agreement is terminated solely due to the parties’ failure to obtain the required regulatory approval prior to the Outside Date, CVS is obligated to pay Target a termination fee of $150 million.  Certain financial obligations of CVS are guaranteed by CVS Health Corporation.

Subject to and upon the occurrence of the Closing, Target and CVS have agreed to enter into certain agreements, pursuant to which CVS will operate the pharmacy and clinic businesses in Target stores on a long-term basis.  Pursuant to the terms of the agreements, CVS will have the exclusive right to operate pharmacies and clinics in Target stores and CVS will be precluded from operating pharmacies or clinics in stores of certain Target competitors.  CVS’s right to operate pharmacies and clinics in Target stores is perpetual, subject to termination in only limited circumstances. The arrangement may be terminated by mutual consent of both parties, or by either party if (i) the other party suffers an adverse event that materially and adversely harms such other party’s goodwill or reputation that could reasonably be expected to have a material adverse effect on the reputation or goodwill of the terminating party if it continued its association with the non-terminating party, (ii) the other party breaches its obligations, which breach remains uncured and results in a material adverse effect on the business or operations of the non-terminating party in Target stores, (iii) the other party files for bankruptcy protection, or (iv) the other party is acquired by or consolidated with certain identified competitors of the terminating party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: June 15, 2015	/s/ John J. Mulligan
John J. Mulligan
Executive Vice President and Chief Financial Officer